Exhibit 5.1

Dallas	One Southeast Third Avenue
Denver	25th Floor
Fort Lauderdale	Miami, Florida 33131-1714
Jacksonville
Las Vegas	www.akerman.com
Los Angeles
Madison	305 374 5600 tel 305 374 5095 fax
Miami
New York
Orlando
Tallahassee
Tampa
Tysons Corner
Washington, DC
West Palm Beach

April 21, 2010

Cardo Medical, Inc.
c/o Joshua Weingard, Esq.
9701 Wilshire Blvd., Suite 1100
Beverly Hills, CA 90212

Re: Post Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-163827)

Ladies and Gentlemen:

We have acted as counsel to Cardo Medical, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Post Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-163827) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 18,333,450 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") including 575,613 shares of Common Stock that may be issued upon the exercise of warrants held by the selling stockholders (the "Warrant Shares").

In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the outstanding shares of Common Stock are, and the Warrant Shares will be, if issued pursuant to the terms of the applicable warrants, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKERMAN SENTERFITT